CONSENT  OF  THE  INDEPENDENT  AUDITOR
         -----------------------------------------


As the independent auditor for Denali Concrete Management Co,, Inc., I hereby consent to the incorporation by reference in this Amended Form SB2 Statement of my reports, relating to the audited financial statements dated April 30, 2003, for the reviewed financial statements for the period ended June 30, 2003 dated September 6, 2003 and reviewed financial statements for the period ended September 30, 2003, 2002 and 2001 dated December 8, 2003.



/s/  Richard  Hawkins
----------------------
Richard  Hawkins


February  3,  2004